                                                                    EXHIBIT 10.4

                       ADMINISTRATIVE SERVICES AGREEMENT

     This Administrative Services Agreement (this "Agreement") is made and entered into this 3rd day of December, 1997 by and between CompuCom Systems, Inc., a Delaware corporation ("CompuCom"), and ClientLink, Inc., a Delaware corporation ("ClientLink").

                                  BACKGROUND

     A. CompuCom currently owns in excess of 80% of the outstanding common stock of ClientLink.

     B. ClientLink intends to effect an initial public offering of shares of its common stock (the "Offering").

     C. Previously, CompuCom has provided ClientLink with certain administrative and management services and has permitted ClientLink employees to participate in certain of its employee benefit plans and programs sponsored and administered by CompuCom.

     D. The parties desire to provide for the continuation of certain of such services, on an interim basis, on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

     1.    Administrative Services.  CompuCom shall provide to ClientLink, if
           -----------------------
and when required by ClientLink, the administrative services described in Exhibit A and such other services that CompuCom is capable of providing with its then-current personnel and facilities without unreasonable interference with CompuCom's normal business operations (collectively with the other services provided under this Agreement the "Services").

     2.    Marketing Services.  CompuCom will allow its sales staff to
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participate in a referral program to be developed by the parties whereby
ClientLink will compensate individuals on the sales staff for providing sales leads to ClientLink, for the purpose of creating cooperative cross-selling of products and services and preserving and enhancing the mutual reputations of CompuCom and ClientLink.

     3.    Employee Benefit Plan Administration Services. From and after January
           ---------------------------------------------
1, 1998 (the "Effective Date"), CompuCom shall permit the employees of
ClientLink (the "ClientLink Employees") to continue to participate in the employee benefit plans and programs listed on Exhibit A (collectively, the "Employee Benefit Plans") on the same basis as such employees participated immediately prior to the Effective Date; provided, however, that nothing contained in this Agreement shall prohibit CompuCom from modifying or terminating the Employee Benefit Plans so long as such modification or termination shall apply to all participants in such Employee Benefit Plans. CompuCom shall provide to ClientLink ninety (90) days prior written notice of its intent to terminate any Employee Benefit Plan or effect the modification thereof in a manner adverse to either ClientLink or any ClientLink Employee. Notwithstanding anything to the contrary contained in this Agreement, ClientLink may terminate the participation of
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the ClientLink Employees in any Employee Benefit Plan upon the occurrence of the following: (a) the receipt of notice of CompuCom's intent to terminate any Employee Benefit Plan or effect a modification to such plan in a manner adverse to either ClientLink or any ClientLink Employee; or (b) the disposition by CompuCom of a sufficient number of shares of ClientLink Common Stock, in the aggregate, such that the ability of ClientLink Employees to be included in such a Plan is terminated. The contributions of ClientLink Employees to any Employee Benefit Plan and the costs associated with participation by ClientLink Employees in the Employee Benefit Plans shall be accounted for separately from contributions of and costs associated with participation by persons who are not ClientLink Employees.

     4.    Charges for Services.  In exchange for receiving the services under
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this Agreement, ClientLink shall pay to CompuCom the fees set forth on
Exhibit A.

     5.    Payments.  ClientLink shall remit payment of the monthly fee in full
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on or before the first day of each month or partial month during the term of this Agreement. Notwithstanding any other provision of this Section, CompuCom shall make all payments to third parties necessary to ensure continued services of the types contemplated in this Agreement. In the event of a dispute as to the provision of a particular service ClientLink shall promptly notify CompuCom of any such dispute. Each party will provide the other sufficient records and information to resolve any such dispute and, without limiting the rights and remedies of the parties, will negotiate a resolution of the dispute in good faith. The transfer of funds pursuant to this Agreement shall be made in U.S. dollars by company check or wire transfer of immediately available funds to an account or accounts specified by CompuCom. Whenever any payment is required or requested on a day other than a business day, such payment shall be made on the next succeeding business day.

     6.    Performance of Services.
           -----------------------

           (a)   Degree of Care.  CompuCom shall perform the Services with the
                 --------------
same degree of care, skill and prudence customarily exercised by it in respect of its own business, operations and affairs. It is understood and agreed that the Services shall be substantially identical in nature and quality to the Services performed by CompuCom for ClientLink immediately prior to the Effective Date.

           (b)   Certain Limitations.  Each party acknowledges that the Services
                 -------------------
shall be provided only with respect to the business of ClientLink and as such business exists as of the Effective Date, or as otherwise mutually agreed by the parties, and therefore CompuCom will not be obligated to provide Services for the benefit of entities other than ClientLink. Each party shall provide and use the Services only in accordance with all applicable federal, state and local laws and regulations.

           (c)   Certain Information.  ClientLink shall provide, in a manner
                 -------------------
consistent with the practices employed by ClientLink prior to the Effective Date, any information needed by CompuCom to perform the Services. If the failure to provide such information renders the performance of any requested Service impossible or unreasonably difficult, CompuCom may upon reasonable notice to ClientLink refuse to provide such Service.

           (d)   Further Assurances.  During the term of this Agreement, each of
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CompuCom and ClientLink shall use their best efforts to:  (i) preserve their respective and mutual reputations and market positions in strategic markets;
(ii) promote their mutual businesses and cause the retention and expansion of their clients; and (iii) refrain from taking any action which may jeopardize any such client relationship without the prior consent of the other party.

     7.    Limitations on Liability and Indemnification.
           --------------------------------------------

           (a)   Limitations on Liability.  Subject to the provisions of
                 ------------------------
Section 7(b), neither party shall have any liability under this Agreement (including any liability for its own negligence) for damages, losses or expenses suffered by the other party as a result of the performance or non-performance of such party's obligations under this Agreement, unless such damages, losses or expenses are caused by or arise out of the willful misconduct or gross negligence of such party or a breach by such party of any of the express provisions of this Agreement. In no event shall either party have any liability to the other party for indirect, incidental or consequential damages that such other party or any third party may incur or experience on account of the performance or non-performance of such party's obligations under this Agreement. Notwithstanding the foregoing, each party shall use its best efforts to timely cure any defect in or failure of performance and to otherwise correct or improve the level of performance in order to render services substantively and qualitatively equal to or better than those presently being rendered.

           (b)   Allocation of Tax Liability.  With respect to CompuCom's
                 ---------------------------
provision of the tax services listed on Exhibit A, or with respect to adjustments in the amount or nature of ClientLink's tax liabilities or CompuCom's consolidated tax liabilities relating to periods prior to the Effective Date for which CompuCom has provided tax services to ClientLink, the parties will have the following responsibilities: (i) ClientLink shall be responsible for paying all amounts which constitute its tax liabilities or its allocable portion of CompuCom's consolidated tax liabilities; (ii) ClientLink shall pay to CompuCom, or CompuCom shall pay to ClientLink, as the case may be, amounts which represent additional tax payments owed or refunds received in connection with prior tax periods; and (iii) CompuCom shall indemnify, defend and hold ClientLink and its directors, officers, employees, agents and representatives from and against all claims, liabilities, damages, losses and expenses (including reasonable attorney fees and expenses) relating to the tax services provided to ClientLink under this Agreement, including the imposition by any taxing authority of interest or penalties relating to ClientLink's failure to properly pay all taxes when due, to the extent such liability is not caused by ClientLink's failure to provide CompuCom with the information necessary to provide such tax services in a timely manner.

           (c)   Indemnification.  Subject to the limitations on liability set
                 ---------------
forth in Section 7(a), each party shall indemnify, defend and hold harmless the other party and its directors, officers, employees, agents and representatives from and against all claims, liabilities, damages, losses and expenses (including reasonable attorney fees and expenses) caused by or arising out of the willful misconduct or gross negligence of such indemnifying party in the performance or non-performance of its obligations under this Agreement or the breach by such indemnifying party of any of the express provisions of this Agreement.

           (d) The provisions of this Section shall survive any termination of this Agreement.

     8.    Term of Agreement.  This Agreement shall become effective on the
           -----------------
Effective Date and shall automatically terminate upon the earlier of December 31, 1999 or the sale by CompuCom of a sufficient number of ClientLink Shares such that CompuCom no longer owns a majority of the outstanding ClientLink Shares, unless earlier terminated by either party upon not less than 90 days' prior written notice to the other party. Termination under this Section or otherwise shall have no effect on the respective obligations of the parties prior to the date of such termination or their respective obligations to make any payment required to be made pursuant to the terms of this Agreement.

     9.    Confidentiality.  Each party will hold in trust and maintain
           ---------------
confidential and, except as required by law, not disclose to others without the prior written approval of the other party, any information received by it from the other party or developed or otherwise obtained by it in connection with the performance of its obligations under this Agreement (the "Information"). Within ninety (90) days after the date of termination of this Agreement, each party will return to the other party or destroy all documents, data and other materials of relating to the businesses of the other party obtained in connection with this Agreement; provided that the parties may retain any Information to the extent reasonably needed to comply with applicable tax, accounting or financial reporting requirements or to resolve any legal issues outstanding at the time of termination. The provisions of this Section shall survive any termination of this Agreement.

     10.   Miscellaneous.
           -------------

           (a)   Successors and Assigns.  This Agreement shall be binding upon,
                 ----------------------
and shall inure to the benefit of, the parties and their respective successors and permitted assigns. This Agreement may not be assigned by either party without the prior written consent of the other party.

           (b)   No Third-Party Beneficiaries.  Nothing expressed or implied in
                 ----------------------------
this Agreement shall be construed to give any person or entity other than the parties any legal or equitable rights under this Agreement.

           (c)   Entire Agreement.  This Agreement constitutes the entire
                 ----------------
agreement among the parties with respect to the subject matter hereof.

           (d)   Amendment.  This Agreement may not be amended except by an
                 ---------
instrument signed by the parties.

           (e)   Waivers.  Either party may (i) extend the time for the
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performance of any of the obligations or other act of the other party or
(ii) waive compliance with any of the agreements contained in this Agreement. No waiver of any term shall be construed as a waiver of the same term, or a waiver of any other term, of this Agreement. The failure of any party to assert any of its rights under this Agreement will not constitute a waiver of any such rights.

           (f)   Severability.  If any provision of this Agreement is invalid,
                 ------------
illegal or incapable of being enforced by any rule of law or public policy, such provision shall be deemed severable and all other provisions of this Agreement shall nevertheless remain in full force and effect.

           (g)   Headings.  Section headings in this Agreement are included for
                 --------
reference only and shall not constitute a part of this Agreement for any other purpose.

           (h)   Notices.  All notices given in connection with this Agreement
                 -------
shall be in writing. Service of such notices shall be deemed complete: (i) if hand delivered, on the date of delivery; (ii) if by mail, on the fourth business day following the day of deposit in the United States mail, by certified or registered mail, first-class postage prepaid; (iii) if sent by FedEx or equivalent courier service, on the next business day; or (iv) if by telecopier, upon receipt by the sender of confirmation of successful transmission. Such notices shall be addressed to the parties at their principal places of business.

           (i)   Governing Law.  This Agreement shall be governed by, and
                 -------------
construed in accordance with, the law of the State of Texas without giving effect to the principles of conflict of laws thereof.

           (j)   Counterparts.  This Agreement may be executed in counterparts,
                 ------------
each of which shall be an original, but all of which together shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, CompuCom and ClientLink have caused this Administrative Services Agreement to be executed on the date first above written.

                                 CompuCom Systems, Inc.


                                 By: /s/ M. Lazane Smith
                                    --------------------------------------------
                                 Name:  M. Lazane Smith
                                       -----------------------------------------
                                 Title:  SR VP Finance, CFO
                                       -----------------------------------------



                                 ClientLink, Inc.


                                 By: /s/ James H. Hamilton
                                    --------------------------------------------
                                 Name: James H. Hamilton
                                      ------------------------------------------
                                 Title: President and CEO
                                       -----------------------------------------

                                   EXHIBIT A

Administrative Services

1.    PAYROLL:
      a.  Use of common paymaster

2.    TREASURY FUNCTIONS:
      a.  Daily reports
      b.  Account reconciliation
      c.  Cash management as needed
      d.  Preparation of financial reports

3.    INSURANCE AND RISK MANAGEMENT:
      a. Provision of insurance coverage through group policies issued under CompuCom insurance policies
      b.  Administration of risk management matters
      c. Insurance premiums shall be paid by ClientLink to CompuCom as billed, consistent with the premiums currently being paid by ClientLink

4.    TAX:
      a.  Preparation and filing of all tax returns
      b.  Assistance with state and local sales tax and property tax compliance
      c.  Assistance with financial accounting for taxes
      d. Supervision of all federal, state and local tax audits, protests, administrative proceedings and litigation
      e.  Qualification and design of all employee benefit plans
      f.  Preparation and submission of all tax ruling requests
      g.  Rendering and obtaining all tax opinions
      h.  Qualification and reporting of stock options

5.    HUMAN RESOURCES:
      a. Advice and assistance with respect to employee benefits, plan administration and other employee matters
      b. Preparation of offer letters, background checks, drug testing and other employee processing matters

Employee Benefits Plans

1.    Administration of ClientLink, Inc. 401(k) plan
2.    Administration of ClientLink, Inc. health insurance plans
3.    Administration of ClientLink, Inc. 1994 Stock Option Plan
4.    Administration of ClientLink, Inc. 1997 Incentive Plan

Fees

In exchange for the services provided under this Agreement, ClientLink will pay to CompuCom an amount equal to $15,000 per month for the period commencing on the Effective Date and ending on December 31, 1998 and an amount equal to $7,500 per month for the period commencing on January 1, 1999 and ending on December 31, 1999. This amount shall be prorated for any partial months.